                                                                     EXHIBIT 25

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [  ]

                               -----------------

                             Northern Central Bank
              (Exact name of trustee as specified in its charter)

                                  Pennsylvania
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   24-0757615
                    (I.R.S. Employer Identification Number)

     102 West Fourth Street                                  17701
     Williamsport, Pennsylvania                            (Zip Code)
     (Address of principal executive offices)

                                 William E. Fox
                             Northern Central Bank
                             102 West Fourth Street
                                 P.O. Box 3068
                        Williamsport, Pennsylvania 17701
                                 (717) 326-2611
            (Name, address and telephone number of agent for service)

                               -----------------

                               F.N.B. Corporation
              (Exact name of obligor as specified in its charter)

                                  Pennsylvania
                (Jurisdiction of incorporation or organization)

                                   25-1255406
                    (I.R.S. Employer Identification Number)

      Hermitage Square                                    16148
      Hermitage, Pennsylvania                           (Zip Code)
      (Address of principal executive offices)

            Subordinated Term Notes due 3, 6, 9, 12, 18, 24, 30, 36,
                           48, 60, 84 and 120 months
                                      and
                            Subordinated Daily Notes
                      (Title of the indenture securities)

1.  General information.  Furnish the following information as to the trustee--

    (a) Name and address of each examining or supervising authority to which it is subject.

                        Name                                             Address
                        ----                                             -------
         Pennsylvania Department of Banking                      Harrisburg, Pennsylvania
         Federal Reserve Bank of Philadelphia                    Philadelphia, Pennsylvania
         Federal Deposit Insurance Corporation                   Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3. Voting Securities of the Trustee. Furnish the following information as to each class of voting securities of the trustee:

                               As of July 1, 1997
     ----------------------------------------------------------------------
                   Col. A                                 Col. B
     ----------------------------------------------------------------------
               Title of Class                       Amount Outstanding
     ----------------------------------------------------------------------
        *Common Stock ($5 par value)                  739,608 shares
     ----------------------------------------------------------------------

4. Trusteeship Under Other Indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture.

         None
     -------------------
     * Trustee is a wholly-owned subsidiary of Keystone Financial, Inc. Keystone Financial has 51,620,000 shares outstanding and a $2 par value as of June 30, 1997.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         Not applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         None.

6. Voting Securities of the Trustee Owned by the Obligor or its Officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:




                                                   As of July 1, 1997
           -------------------------------------------------------------------------------------------------
                   Col. A              Col. B               Col. C                      Col. D
           -------------------------------------------------------------------------------------------------
                Name of owner      Title of class        Amount owned      Percentage of voting securities
                                                         beneficially       represented by amount given in
                                                                                        Col. C
           -------------------------------------------------------------------------------------------------
           None.
           -------------------------------------------------------------------------------------------------

7. Voting Securities of the Trustee Owned by Underwriters or their Officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                                                     As of July 1, 1997
           ----------------------------------------------------------------------------------------------------
                   Col. A                Col. B                Col. C                      Col. D
           ----------------------------------------------------------------------------------------------------
                Name of owner        Title of class         Amount owned      Percentage of voting securities
                                                            beneficially       represented by amount given in
                                                                                           Col. C
           ----------------------------------------------------------------------------------------------------
           None.
           ----------------------------------------------------------------------------------------------------

8. Securities of the Obligor Owned or Held by the Trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

                                                     As of July 1, 1997
           ---------------------------------------------------------------------------------------------------------
                 Col. A                Col. B                    Col. C                        Col. D
           ---------------------------------------------------------------------------------------------------------
             Title of class    Whether the securities  Amount owned beneficially   Percent of class represented by
                                    are voting or        or held as collateral         amount given in Col. C
                                nonvoting securities    security for obligations
                                                               in default
           ---------------------------------------------------------------------------------------------------------
           None.
           ---------------------------------------------------------------------------------------------------------

9. Securities of Underwriters Owned or Held by the Trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                                     As of July 1, 1997
           ---------------------------------------------------------------------------------------------------------
                 Col. A                Col. B                    Col. C                        Col. D
           ---------------------------------------------------------------------------------------------------------
           Name of issuer and    Amount outstanding    Amount owned beneficially   Percent of class represented by
             title of class                              or held as collateral         amount given in Col. C
                                                        security for obligations
                                                         in default by trustee
           ---------------------------------------------------------------------------------------------------------
           None.
           ---------------------------------------------------------------------------------------------------------

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates of Security Holders of the Obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                                                      As of July 1, 1997
           ---------------------------------------------------------------------------------------------------------
                 Col. A                Col. B                    Col. C                        Col. D
           ---------------------------------------------------------------------------------------------------------
           Name of issuer and    Amount outstanding    Amount owned beneficially   Percent of class represented by
             title of class                              or held as collateral         amount given in Col. C
                                                        security for obligations
                                                         in default by trustee
           ---------------------------------------------------------------------------------------------------------
           None.
           ---------------------------------------------------------------------------------------------------------

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                                                         As of July 1,
           ---------------------------------------------------------------------------------------------------------
                 Col. A                Col. B                    Col. C                         Col. D
           ---------------------------------------------------------------------------------------------------------
           Name of issuer and    Amount outstanding    Amount owned beneficially   Percent of class represented by
             title of class                              or held as collateral         amount given in Col. C
                                                        security for obligations
                                                         in default by trustee
           ---------------------------------------------------------------------------------------------------------
           None.
           ---------------------------------------------------------------------------------------------------------

12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

           ---------------------------------------------------------------------------------
                       Col. A                        Col. B                    Col. C
           ---------------------------------------------------------------------------------
               Nature of indebtedness          Amount outstanding             Date due
           ---------------------------------------------------------------------------------
           None.
           ---------------------------------------------------------------------------------

13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None.

     (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None.

14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

         None.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

         None.

16.  List of Exhibits

     Exhibit 1         Copy of Articles of Association of the Trustee as now in effect.*

     Exhibit 2         Copy of Certificate of Authority of the Trustee to commence business.*

     Exhibit 3         Copy of Certificate as to authority of the Trustee to exercise corporate trust powers.*

     Exhibit 4         Copy of By-Laws of the Trustee as now in effect.*

     Exhibit 5         Copy of each indenture referred to in Item 4.**

     Exhibit 6         Consent of the Trustee required by Section 321(b) of the Act.

     Exhibit 7         Copy of the latest Report of Condition of the Trustee.


-------------------------

* Incorporated by reference to the identical Exhibit Number to the Trustee's Statement of Eligibility on Form T-1, File No. 22-25134.

**  Inapplicable

                                   SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Northern Central Bank, a banking organization with trust powers, organized and existing under the laws of Pennsylvania, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Williamsport, and Commonwealth of Pennsylvania, on the 11th day of July, 1997.


                                            NORTHERN CENTRAL BANK

                                            By: Candy K. Bower
                                               ------------------------------
                                                Candy K. Bower, Trust Officer

                                                                     EXHIBIT 6



                             CONSENT OF THE TRUSTEE


         The Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, and the Federal Deposit Insurance Corporation are hereby authorized, under such conditions as they may prescribe, to make available to the Commission such reports, records or other information as they may have available with respect to the trustee under indentures qualified or to be qualified under this title, and to make through their examiners or other employees for the use of the Commission, examinations of the trustee.

         The trustee consents that reports of examinations by Federal, State, Territorial, or District authorities, may be furnished by such authorities to the Commission upon request therefor.



        Thomas M. O'Connell
 ----------------------------------
     (Signature) Vice President



           Candy K. Bower
 ----------------------------------
              (Attest)

                                                                     Exhibit 7

Legal Title of Bank:     Northern Central Bank                                        Call Date: 3/31/97 ST-BK: 42-9095 FFIBC 032
Address:                 PO Box 3068                                                                                    Page RC-1
City, State   Zip:       Williamsport, PA 17740-0068
FDIC Certificate No.:    13754
                         -----

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                               -----------
                                                                                                                   C300
                                                                                                   -----------------------
                                                                     Dollars Amounts in Thousands    RCON  Bil  Mil  Thou
--------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                               ////////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                        ////////////////////
     a.  Noninterest-bearing balances and currency and coin(1)...................................    0081          30,592    1.a.
     b.  Interest-bearing balances(2)............................................................    0071          11,176    1.b.
 2.  Securities:                                                                                     ////////////////////
     a.  Held-to-maturity securities (from Schedule RC-B, column A)..............................    1753          90,362    2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D)............................    1773         135,910    2.b.
 3.  Federal funds sold and securities purchased under agreements to resell......................    1350          35,000    3.
 4.  Loans and lease financing receivables:                                 ---------------------    ////////////////////
     a.  Loans and leases, net of unearned income (from Schedule RC-C)....   RCON 2122   826,653     ////////////////////    4.a.
     b.  LESS:  Allowance for loan and lease losses.......................   RCON 2123    10,017     ////////////////////    4.b.
     c.  LESS:  Allocated transfer risk reserve...........................   RCON 3128         0     ////////////////////    4.c.
     d.  Loans and leases, net of unearned income, allowance and            ---------------------    ////////////////////
         reserve (item 4.a minus 4.b and 4.c)....................................................    2125         816,636    4.d.
 5.  Trading assets (from Schedule RC-D).........................................................    3545               0    5.
 6.  Premises and fixed assets (including capitalized leases)....................................    2145          16,857    6.
 7.  Other real estate owned (from Schedule RC-M)................................................    2150           1,299    7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)....    2130               0    8.
 9.  Customers' liability to this bank on acceptances outstanding................................    2155               0    9.
10.  Intangible assets (from Schedule RC-M)......................................................    2143             917   10.
11.  Other assets (from Schedule RC-F)...........................................................    2160          19,440   11.
12.  Total assets (sum of items 1 through 11)....................................................    2170       1,158,189   12.
                                                                                                   -----------------------

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     Northern Central Bank                                        Call Date: 3/31/97 ST-BK: 42-9095 FFIEC 032
Address:                 PO Box 3068                                                                                    Page RC-2
City, State   Zip:       Williamsport, PA 17740-0068
FDIC Certificate No.:    13754
                         -----

Schedule RC--Continued

                                                                                                   -----------------------
                                                                     Dollar Amounts in Thousands     RCON  Bil  Mil  Thou
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                          ////////////////////
13.  Deposits:                                                                                       ////////////////////
     a.  In domestic offices (sum of totals in columns A and C from Schedule RC-E)...............     2200       $91,657    13.a
         (1)  Noninterest-bearing(1)......................................   RCON 6631    90,738     ////////////////////   13.a.(1)
         (2)  Interest-bearing............................................   RCON 6636   800,919     ////////////////////   13.a.(2)
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs...........................    ////////////////////
         (1)  Noninterest-bearing................................................................    ////////////////////
         (2)  Interest-bearing...................................................................    ////////////////////
14.  Federal funds purchased and securities sold under agreements to repurchase..................     2800        88,062    14.
15.  a.  Demand notes issued to the U.S. Treasury................................................     2840         6,087    15.a.
     b.  Trading liabilities (from Schedule RC-D)................................................     3540             0    15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ////////////////////
     a.  With a remaining maturity of one year or less...........................................     2332        15,400    16.a.
     b.  With a remaining maturity of more than one year.........................................     2333        55,030    16.b.
17.  Not applicable                                                                                  ////////////////////
18.  Bank's liability on acceptances executed and outstanding....................................      2920            0    18.
19.  Subordinated notes and debentures(2)........................................................      3200            0    19.
20.  Other liabilities (from Schedule RC-G)......................................................      2930       16,896    20.
21.  Total liabilities (sum of items 13 through 20)..............................................      2948    1,073,140    21.
22.  Not applicable                                                                                  ////////////////////
EQUITY CAPITAL                                                                                       ////////////////////
23.  Perpetual preferred stock and related surplus...............................................      3838            0    23.
24.  Common stock................................................................................      3230         3,698   24.
25.  Surplus (exclude all surplus related to preferred stock)....................................      3839        26,095   25.
26.  a.  Undivided profits and capital reserves..................................................      3632        56,118   26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities..................      8434          (862)  26.b.
27.  Cumulative foreign currency translation adjustments.........................................    ////////////////////
28.  Total equity capital (sum of items 23 through 27)...........................................      3210        85,049   28.
29.  Total liabilities, limited-life preferred stock, and equity capital                             ////////////////////
     (sum of items 21 and 28)....................................................................      3300     1,158,189   29.
                                                                                                    ----------------------
Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the                   Number
     most comprehensive level of auditing work performed for the bank by independent external       ----------------------
     auditors as of any date during 1996......................................................        RCON 6724      2      M.1.
                                                                                                    ----------------------


1 - Independent audit of the bank conducted in accordance               4 - Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state
    public accounting firm which submits a report on the bank               chartering authority)
2 - Independent audit of the bank's parent holding company              5 - Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing                external auditors
    standards by a certified public accounting firm which               6 - Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                    external auditors
    (but not on the bank separately)                                    7 - Other audit procedures (excluding tax preparation work)
3 - Directors' examination of the bank conducted in                     8 - No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

                                       10